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                                                                    Exhibit 10.2

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT") is executed as of July 13, 2005, by MONRO MUFFLER BRAKE, INC., a New York corporation ("BORROWER"), MONRO SERVICE CORPORATION, a Delaware corporation ("MONRO SERVICE"), and MONRO LEASING, LLC, a Delaware limited liability company ("MONRO LEASING", and together with Borrower and Monro Service, the "DEBTORS"), for the benefit of Charter One Bank, N.A., as Administrative Agent (in such capacity, "SECURED PARTY") for the Lenders ("LENDERS") party to the Credit Agreement (as defined below).

                                    RECITALS

         A. Borrower, Secured Party, and Lenders have executed a Credit Agreement dated as of even date with this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), together with certain other Loan Papers.

         B. The execution and delivery of this Agreement is a condition to the execution of the Credit Agreement and the other Loan Papers by Secured Party and Lenders and is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to the obligations of Secured Party and Lenders to extend credit under the Credit Agreement.

         C. Monro Leasing and Monro Service are wholly-owned subsidiaries of Borrower and shall benefit, directly and indirectly, from Lenders' extension of credit to Borrower under the Credit Agreement.

      THEREFORE, Debtors covenant and agree with Secured Party as follows:

      1. Certain Definitions. Unless otherwise defined in this Agreement, each capitalized term used but not defined in this Agreement will have the meaning given that term in the Credit Agreement or in the UCC. If the definition given a term in the Credit Agreement conflicts with the definition given that term in the UCC, the Credit Agreement definition shall control to the extent allowed by Law. If the definition given a term in Article 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Article 9 definition shall control. As used in this Agreement, the following terms have the meanings indicated:

            ACCOUNTS means all accounts, instruments, receivables, accounts receivable, contract rights, chattel paper, documents, general intangibles, book debts, any and all amounts due to Debtors from a factor, amounts resulting from the sale of any assets, arising from a Debtor sale of goods or rendition of services in the ordinary course of a Debtor business and all returned, reclaimed, refused or repossessed goods and the books and records pertaining to the foregoing, and the cash or non-cash proceeds resulting therefrom and all security and guaranties therefor.

            AGREEMENT means this Agreement together with all schedules and exhibits attached to this agreement, and all amendments and modifications to this Agreement, the schedules or the exhibits.

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            COLLATERAL has the meaning given in SECTION 5 of this Agreement.

            CREDIT AGREEMENT has the meaning given in the Recitals.

            DEBTORS mean the Debtors and their successors and assigns.

            EQUIPMENT means any and all of each Debtor's equipment, wherever located, whether now owned or hereafter acquired, including, without limitation, any and all manufacturing, distribution, selling, data processing and office equipment, and all machinery, forklifts, furniture, furnishings, appliances, and trade fixtures.

            INTELLECTUAL PROPERTY means any and all of Debtors' patents, trademarks, tradenames, copyrights, techniques, processes, formulas, any licenses for any of the foregoing and such other intangible rights, privileges, concessions and other property of Debtors used or existing in connection with Debtors' business that is commonly considered to constitute intellectual property under applicable law or in accordance with common usage.

            INVENTORY means any and all of each Debtor's inventory, wherever located, whether now owned or hereafter acquired, including without limitation, any and all goods held for sale or lease or being processed for sale or lease in Debtor's business as now or hereafter conducted, including without limitation, all parts, furnishings, machinery, furniture, fixtures and equipment, manufacturing, distribution, selling, data processing and office equipment, appliances (excluding equipment in which such Debtor's interest is a leasehold interest), all materials, goods and work-in-process, finished goods, and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in such Debtor's business, together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof and thereto, together with all substitutes and replacements thereof, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the foregoing, along with all documents (including documents of title) covering inventory, all cash and non-cash proceeds from the sale of inventory, including proceeds from insurance, and including such property the sale or other disposition of which has given rise to accounts and which has not been returned to or repossessed or stopped in transit by such Debtor.

            LEASE means any lease, sublease, license, or concession of Inventory or other personal property of each Debtor.

            OBLIGATION means the Obligations defined in the Credit Agreement.

            OBLIGOR means any Person obligated with respect to any of the Collateral, whether as a party to a contract, an account debtor or otherwise.

            SECURITY INTEREST means the security interests granted and the pledges and collateral assignments made under SECTION 3 of this Agreement.

            SECURED PARTY means Secured Party and its successors and assigns.

            UCC means the Uniform Commercial Code, as in effect from time to time in New York.

      2. Credit Agreement. This Agreement is being executed and delivered pursuant to the terms and conditions of the Credit Agreement. Each Security Interest is a "Lien" referred to in the Credit Agreement.

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      3. Security Interest. Subject to the terms and conditions of this
      Agreement, and to secure the prompt, unconditional and complete payment and performance of the Obligations when due, each Debtor grants to Secured Party a security interest in all of such Debtor's right, title, and interest in the Collateral and each Debtor pledges and assigns as security to Secured Party all of such Debtor's right, title and interest in the Collateral, provided, that, if the pledge or assignment of any specific item of the Collateral is expressly prohibited, the Security Interest shall, subject to Section 5 hereof, be effective to the extent allowed by UCC Section 9-404, 9-405, 9-406 or other applicable Law.

      4. No Assumption or Modification. The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligations when due, and is given as security only. Secured Party does not assume and shall not be liable for any of Debtors' liabilities, duties, or Obligations under or in connection with the Collateral. Secured Party's acceptance of this Agreement, or its taking any action in carrying out this Agreement, does not constitute Secured Party's approval of the Collateral or Secured Party's assumption of any obligations under or in connection with the Collateral. This Agreement does not affect or modify Debtors' obligations with respect to the Collateral.

      5. Collateral. As used in this Agreement, and subject to the immediately succeeding sentence, the term "COLLATERAL" means the following items and types of property, wherever located, whether now owned or hereafter acquired by either Debtor:

                  a)    Accounts;

                  b)    Inventory;

                  c)    Leases;

                  d)    Intellectual Property; and

                  e)    Equipment.

      The description of Collateral contained in this SECTION 5 includes after acquired Collateral and proceeds of the Collateral.

      Notwithstanding any provision of this Agreement or any other Loan Paper:
(a) Debtors are pledging and collaterally assigning their right, title, and interest in the Leases to Secured Party only to the extent, if any, that such pledge and assignment is permitted by the terms of any Lease or by the secured party thereunder and Debtors make no representation or warranty with respect to the assignability of any Lease as contemplated by the Loan Papers or as to any interest of Secured Party therein; and (b) nothing herein or in any Loan Paper shall prohibit or give rise to any right or remedy by reason of any modification or termination of any Lease at any time without Secured Party's consent, including, but not limited to any such modification or termination of any Lease on account of, arising out of or related to, any breach or alleged breach thereof; and (c) upon sale of any Equipment in compliance with Section 9.10 of the Credit Agreement, the Security Interest in such Equipment shall be immediately and automatically released and Debtors shall be authorized, without further consent of Secured Party, to file any UCC statements as may be requested by the purchaser of such Equipment to evidence the release of the Security Interest. Debtors agree to use commercially reasonable efforts to obtain the consent of a lessee to the pledge and collateral assignment hereunder to Secured Party of any Lease if necessary and it requested by Secured Party.

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      6. Fraudulent Conveyance. Notwithstanding anything contained in this
      Agreement to the contrary, Debtors agree that if, but for the application of this SECTION 6, the Obligations or any Security Interest would constitute a preferential transfer under 11 U.S.C. Section 547, a fraudulent conveyance under 11 U.S.C. Section 547 (or any successor section of that Code) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar Law in effect from time to time (each a "FRAUDULENT CONVEYANCE") then the Obligations and each affected Security Interest will be enforceable to the maximum extent possible without causing the Obligations or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this SECTION 6.

      7. Representation and Warranties. Debtors represent and warrant to Secured Party that:

            a) Place of Business Location of Records. SCHEDULE 1 to this Agreement sets forth each Debtor's place of business and chief executive office, the present location of its books and records concerning any of the Collateral that is accounts or general intangibles, and its place of formation. Except as noted on SCHEDULE 1, all such books, records, and Collateral are in its possession. The failure of such description of Collateral on SCHEDULE 1 to be accurate or complete will not impair the Security Interests in such Collateral.

            b) No Prior Lien. Except for Permitted Liens, Debtors have not executed any prior transfer, assignment, pledge, security interest, or hypothecation covering the Collateral or any interest in the Collateral.

            c) Authority. Each Debtor has full power and authority to execute this Agreement without breaching any material agreement to which such Debtor is party.

      The delivery at any time by Debtors to Secured Party of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by Debtors to Secured Party under this Agreement that the representations and warranties of this SECTION 7 are true and correct with respect to each item of such Collateral.

      8. Covenants. Debtors further covenant and agree with Secured Party that so long as the Credit Agreement is in force and effect, each Debtor will:

            a) Relocation of Office or Books and Records, Change of Name or Address. Give Secured Party 30 days prior written notice of any proposed relocation of its principal place of business, its place of formation, chief executive office, the place where its books and records relating to accounts and general intangibles are kept or changing its name and the address to which it is entitled to notice under the Credit Agreement; provided that if such Debtor gives less than 30 days' prior notice, such notice shall be sufficient for purposes of this subparagraph (a) if, in the reasonable judgment of Secured Party, the rights of Secured Party in the Collateral are not adversely affected. The notice must include the street address, zip code, telephone number, city, county or parish, and state.

            b) Relocation of Collateral. Not relocate any of the Collateral to any commonwealth, nation, territory, possession, or country outside the United States of America.

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            c) Material Change. Promptly notify Secured Party of any change in any material fact or circumstance represented or warranted by Debtors with respect to the Collateral.

            d) Record of Collateral. Maintain, at the place where it is entitled to receive notices under the Credit Agreement, a current record of where all Collateral is located, upon reasonable notice permit Secured Party's representatives to inspect and make abstracts from such records at any reasonable time during normal business hours.

            e) Adverse Claim. Promptly notify Secured Party of any claim, action, or proceeding challenging the Security Interest or affecting title to all or any material portion of the Collateral and, at Secured Party's request, appear in and defend any such action or proceeding at Debtors' expense.

            f) Hold Collateral In Trust. Upon the occurrence and during the continuation of a Default, hold in trust (and not commingle with its other assets) for Secured Party all Collateral that is chattel paper, instruments, or documents of title at any time received by it and promptly deliver same to Secured Party upon the request of Secured Party. Upon the occurrence and during the continuation of a Default, at Secured Party's request, each chattel paper, instrument, or document of title retained by Debtor shall be marked to state that it is assigned to Secured Party and each instrument shall be endorsed to the order of Secured Party (but failure to so mark or endorse shall not impair the Security Interest).

            g) No Assignment. Not sell, assign, or otherwise dispose of, or permit the sale, assignment, or disposition of, any Collateral except as permitted by the Loan Papers and except for the sale of Inventory in the ordinary course of business.

            h) Permitted Liens. Not create or permit the creation of, or allow the existence of, any Lien upon or against any of the Collateral except for Permitted Liens.

            i) Further Assurance. From time to time promptly execute and deliver to Secured Party all other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to create, evidence, perfect, continue, or maintain the existence and priority of the Security Interest including amendments to
SCHEDULE 1.

            j) Perform Obligations. Perform all of its Obligations under or in connection with the Collateral in accordance with customary business practices.

            k) Amendment. Not amend, alter, or modify, or permit the amendment, alteration or modification of, any material portion (individually or collectively) of the Collateral without Secured Party's prior written consent as to the form and content of the amendment, alteration or modification, such consent not to be unreasonably withheld or delayed.

            l) Impairment of Collateral. Not do or permit any act which would impair any material portion of the Collateral.

            m) Default Under Collateral. Promptly notify Secured Party of any default or event of default by such Debtor or any other party under or in connection with any material

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portion (individually or collectively) of the Collateral and immediately use reasonable efforts to remedy the same or immediately demand that the same be remedied.

            n) No Lien or Assignment. Except for Permitted Liens, not execute in favor of any other person or entity, any assignment, pledge or hypothecation of, or security interest in, all or any portion of the Collateral.

      9. Default, Remedies. Upon the occurrence and during the continuance of a Default, subject to the terms and conditions of the Credit Agreement, Secured Party has the following cumulative rights and remedies under this Agreement.

            a) Debtor's Agent. Secured Party shall be deemed to be irrevocably appointed as each Debtor's agent and attorney-in-fact with all right and power to enforce all of such Debtor's rights and remedies under or in connection with the Collateral. All reasonable costs, expenses and liabilities incurred and all payments made by Secured Party as a Debtor's agent and attorney-in-fact, including, without limitation, reasonable attorney's fees and expenses, shall be considered a loan by Secured Party to such Debtor which shall be repayable on demand and shall accrue interest at the Default Rate and shall be part of the Obligations.

            b) Account Debtors and Obligor. Secured Party may notify or require each account debtor or other Obligor to make payment directly to Secured Party and Secured Party may take control of the proceeds paid to Secured Party. Until Secured Party elects to exercise these rights, Debtors are authorized to collect and enforce the Collateral and to retain and expend all payments made on Collateral. After Secured Party elects to exercise these rights, Secured Party shall have the Right in its own name or in the name of Debtors to (i) compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may reasonably determine,
(ii) demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all amounts due or to become due with respect to Collateral, (iii) take control of cash and other proceeds of any Collateral,
(iv) endorse any Debtor's name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into Secured Party's possession, (v) sign any Debtor's name on any invoice or bill of lading relating to any Collateral, on any drafts against Obligor or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligor making payment with respect to Collateral, (vi) send requests for verification of Obligations to any Obligor, and (vii) do all other acts and things reasonably necessary to carry out the intent of this Agreement. If any Obligor fails to make payment on any Collateral when due, after giving effect to any applicable grace period, Secured Party is authorized, in its sole discretion, either in its own name or in any Debtor's name, to take such action as Secured Party reasonably shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision of this Agreement, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral except for its own fraud, gross negligence, willful misconduct or violation of any Law, nor shall it be under any duty whatever to anyone except Debtors to account for funds that it shall actually receive under this Agreement. A receipt given by Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance

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to such Obligor, to the extent of any amount so paid to Secured Party. Secured
Party may apply or set off the deposits against any liability of Debtors to Secured Party.

            c) UCC Rights. Secured Party may exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Papers, at law, in equity, or otherwise, including, without limitation, (i) requiring Debtors to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtors and Secured Party, (ii) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral, (iii) applying to the Obligations any cash held by Secured Party under this Agreement, (iv) reducing any claim to judgment, (v) exercising the rights of offset or banker's Lien against the interest of Debtors in and to every account and other property of Debtors in Secured Party's possession to the extent of the full amount of the Obligations, (vi) foreclosing the Security Interest and any other liens Secured Party may have or otherwise realize upon any and all of the rights Secured Party may have in and to the Collateral, or any part thereof, and (vii) bringing suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any right granted to Secured Party in any of the Loan Papers.

            d) Notice. Reasonable prior notification of the time and place of any public sale of the Collateral, or reasonable prior notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtors and to any other Person entitled to notice under the UCC; provided that, to the extent permitted by applicable Law, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind if giving such prior notification is not possible without causing undue expenses or delays; provided that notice shall be given as soon as possible thereafter. It is agreed that notice sent or given not less than five Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph. It shall not be necessary that the Collateral be at the location of the sale.

            e) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this SECTION 9 in the following order: First, to the payment of all its reasonable expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligations); second, toward repayment of amounts reasonably expended by Secured Party under
SECTION 10; third, toward payment of the balance of the Obligations in the order and manner specified in the Credit Agreement. Any surplus remaining shall be delivered to Debtors or as a court of competent jurisdiction may direct.

            f) Sale. Secured Party's sale of less than all the Collateral shall not exhaust Secured Party's rights under this Agreement and Secured Party is specifically empowered to make successive sales until all the Collateral is sold. If the proceeds of a sale of less than all the Collateral shall be less than the Obligations, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had

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been made. In the event any sale under this Agreement is not completed or is, in
Secured Party's opinion, defective, such sale shall not exhaust Secured Party's rights under this Agreement and Secured Party shall have the right to cause a subsequent sale or sales to be made. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Obligations, or as to the occurrence of any Default, or as to Secured Party's having declared all of such Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, to, as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.

            g) Existence of Default. Regarding the existence of any Default for purposes of this Agreement, Debtors agree that the Obligor on any Collateral may rely upon written certification from Secured Party that such a Default exists. Subject to the terms of the Credit Agreement, Debtors expressly agree that Secured Party shall not be liable to Debtors for any claims, damages, costs, expenses or causes of action of any nature whatsoever in connection with, arising out of, or related to Secured Party's exercise of any rights, powers or remedies under any Loan Paper except for its own fraud, gross negligence, willful misconduct or violation of any Law.

      10. Other Rights of Secured Party.

            a) Performance. In the event a Debtor fails to preserve the priority of the Security Interest in any of the Collateral, or, upon the occurrence and during the continuance of a Default, otherwise fails to perform any of its Obligations under the Loan Papers with respect to the Collateral, then Secured Party may (but is not required to) prosecute or defend any suits in relation to the Collateral or take any other action which such Debtor is required to take under the Loan Papers, but has failed to take. Any sum which may be reasonably expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys' fees and expenses) shall bear interest from the date of notice to Debtors of such expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by such Debtor to Secured Party upon demand and shall be part of the Obligations.

            b) Collateral in Secured Party's Possession. If, upon the occurrence and during the continuance of a Default, any Collateral comes into Secured Party's possession, Secured Party may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party in respect of such Collateral. Debtors covenant to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses incurred by Secured Party in connection with its custody and preservation of such Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate from the date of notice to Debtors of such expenses and costs until repaid and, together with such interest, shall be payable by Debtors to Secured Party upon demand and shall be part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtors, except for Secured Party's own fraud, gross negligence, willful misconduct or violation of any Law.

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Provided that Secured Party acts in accordance with all applicable Laws, Secured
Party shall have no liability for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, except for its own fraud, gross negligence, willful misconduct or violation of any Law, Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtors for what it may actually collect or receive thereon.

            c) Subrogation. If any of the Obligations is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

      11. Miscellaneous.

            a) Reference to Miscellaneous Provisions. This Agreement is one of the "Loan Papers" referred to in the Credit Agreement, and, therefore, this Agreement is subject to the applicable provisions of Article 14 of the Credit Agreement, all of which are incorporated in this Agreement by reference the same as if set forth in this Agreement verbatim.

            b) Term. Upon full and final payment of the Obligations and final termination of the Lenders' commitment to make advances and under the Credit Agreement without Secured Party having exercised its rights under this Agreement, this Agreement and all the Liens of the Administrative Agent and the Lenders on the Collateral shall automatically terminate; provided that no Obligor on any of the Collateral shall be obligated to require as to the termination of this Agreement, but shall be fully protected in making payment directly to Secured Party, which payment shall be promptly paid over to Debtors after termination of this Agreement.

            c) Actions Not Releases. The Security Interest and Debtors' Obligations and Secured Party's rights under this Agreement shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Papers without the consent of Debtors, except as required therein; (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtors, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Debtors, in each case, except as required by the Loan Papers; (vi) any neglect, delay, omission, failure, or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations;
(vii) any failure of Secured Party to notify Debtors of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of

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any security under any other document or instrument, or of any other action taken or refrained from being taken by Secured Party against Debtors or any new agreement between Secured Party and Debtors, it being understood that, except as expressly required by the Credit Agreement, Secured Party shall not be required to give Debtors any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Secured Party under this Agreement; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any third party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.

            d) Waivers. Except to the extent expressly otherwise provided in this Agreement or in other Loan Papers, Debtors waive (i) any Right to require Secured Party to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other Right which Secured Party may have; (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.

            e) Financing Statement. Secured Party shall be entitled at any time to file this Agreement or a carbon, photographic, or other reproduction of this Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement.

            f) Amendments. This Agreement may only be amended by a writing executed by Debtors and Secured Party.

            g) Multiple Counterparts. This Agreement may be executed in any number of identical counterparts. Each counterpart shall be deemed an original for all purposes and all counterparts, collectively, shall constitute one Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one set of counterpart signatures.

            h) Parties Bound. This Agreement shall be binding on Debtors and their successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns. The Obligations and agreements of Debtors under this Agreement shall be binding upon their successors and assigns, and, except for Secured Party's fraud, gross negligence, willful misconduct, and violation of any applicable Law, delivery or other accounting of Collateral to Debtors shall discharge Secured Party of all liability therefor.

            i) Assignment. Debtors may not, without Secured Party's prior written consent, assign any rights, duties, or Obligations under this Agreement.

            j) Notice. Any notice or communication required or permitted under this Agreement must be given as prescribed in the Credit Agreement.

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

            k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND, AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

               EXECUTED as of the date set forth in the preamble.

                                   MONRO MUFFLER BRAKE, INC.,
                                   a New York corporation

                                   By: _________________________________________
                                          Catherine D'Amico, Executive
                                          Vice President of Finance, Chief
                                          Financial Officer, and Treasurer

                                   MONRO LEASING, LLC, a Delaware limited
                                   liability company

                                   By:  MONRO MUFFLER BRAKE, INC.,
                                        its Sole Member

                                        By: ____________________________________
                                               Catherine D'Amico, Executive Vice
                                               President of Finance, Chief
                                               Financial Officer, and Treasurer

                                   MONRO SERVICE CORPORATION,
                                   a Delaware corporation

                                   By: _________________________________________
                                               Catherine D'Amico, Treasurer

                                   CHARTER ONE BANK, N.A.,
                                   as Administrative Agent

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

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

                                            SCHEDULE 1

LOCATION OF (1) BOOKS AND RECORDS AS TO ACCOUNTS, (2) CHIEF EXECUTIVE OFFICE, AND (3) PLACE OF FORMATION:

            Monro Muffler Brake, Inc.
            a New York corporation
            200 Holleder Parkway
            Rochester, New York 14615

            Monro Leasing, LLC
            a Delaware limited liability company
            200 Holleder Parkway
            Rochester, New York 14615

            Monro Service Corporation
            a Delaware corporation
            200 Holleder Parkway
            Rochester, New York 14615

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